UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2015
 Date of Report (Date of earliest event reported)

DIAMANTE MINERALS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-55233	27-3816969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

203 - 1634 Harvey Avenue Kelowna, British Columbia	V1Y 6G2
(Address of principal executive offices)	(Zip Code)

250-860-8599
 Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
1.01	Letter agreement dated February 27, 2015 and effective March 9, 2015 among Diamante Minerals, Inc., Mineracao Batovi Ltda. and Kel-Ex Development Ltd.

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01                          Entry into a Material Definitive Agreement

Letter Agreement

Diamante Minerals, Inc. (the "Company") and Mineracao Batovi Ltda ("Mineracao") are parties to a joint venture agreement dated November 20, 2014 (the "Joint Venture Agreement") which contemplates the establishment of a new joint venture company to be formed in Brazil ("Newco") to develop, finance and operate the Batovi Diamond Project.  Pursuant to the Joint Venture Agreement, the parties agreed to cause Newco to engage Kel-Ex Development Ltd. ("Kel-Ex"), a privately-held British Columbia corporation that is under common control with Mineracao, to carry out exploration activities on the Batovi Diamond Project in accordance with approved budgets.  By the Company's letter agreement dated February 27, 2015, effective upon acceptance by Mineracao and Kel-Ex on March 9, 2015, the parties amended the Joint Venture Agreement to provide that they will cause Newco to engage the Company to act as operator of the Batovi Diamond Project on terms whereby the Company will be entitled to charge a 10% administration fee on all exploration expenditures incurred under $50,000 and 5% on all exploration expenditures incurred over $50,000.  The Company has discretion to subcontract with third parties, including Kel-Ex, to enable it to fulfill its role as operator.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
Exhibits.
Exhibit Number	Description
10.1	Letter agreement dated February 27, 2015 and effective March 9, 2015 among Diamante Minerals, Inc., Mineracao Batovi Ltda. and Kel-Ex Development Ltd.

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMANTE MINERALS INC.
DATE: March 11, 2015	By: /s/ Chad Ulansky Chad Ulansky Chairman and Chief Executive Officer